AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 26, 2001


                                                      Registration No. 333-62690

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                               AMENDMENT NO. 3 TO


                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                                 CYBERADS, INC.
                 (Name of Small Business Issuer in Its Charter)

               Florida                                4812                        65-1000634
     --------------------------             ------------------------            --------------
   (State or Other Jurisdiction of        (Primary Standard Industrial         (I.R.S. Employer
   Incorporation or Organization)            Classification Number)           Identification No.)

                        3350 N.W. Boca Blvd., Suite A-44
                            Boca Raton, Florida 33431
                                  (561)338-9399
          (Address and Telephone Number of Principal Executive Offices)
                            -------------------------

                                Lawrence Levinson
                        3350 N.W. Boca Blvd., Suite A-44
                            Boca Raton, Florida 33431
                                  (561)338-9399
            (Name, Address and Telephone Number of Agent For Service)
                         ------------------------------
                        Copies of all communications to:

                              Brian Pearlman, Esq.
                              Atlas Pearlman, P.A.
                     350 East Las Olas Boulevard, Suite 1700
                            Fort Lauderdale, FL 33301
                            Telephone: (954) 763-1200
                          Facsimile No. (954) 766-7800

         Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                  Proposed                   Proposed
   Title of Each                                                   Maximum                    Maximum
Class of Securities                       Amount to be          Offering Price               Aggregate             Amount of
  to be Registered                         Registered            Per Security            Offering Price(1)    Registration Fee(1)
--------------------                     ---------------       ----------------          -----------------    -------------------
Common Stock, par value
$.001 per share                               469,777           $1.00(1)                        $469,777             $117.45

Total Registration Fee                                                                                               $117.45

--------------------------
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457. Fee previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                  Subject to Completion dated October 26, 2001


                                   PROSPECTUS

                                 CYBERADS, INC.

                         469,777 Shares of Common Stock



         This prospectus covers the 469,777 shares of common stock of Cyberads, Inc. being offered by certain selling security holders. See "Selling Security Holders" beginning on page 30. We will not receive any proceeds from the sale of the shares by the selling security holders.

         There is presently no public market for our shares. Based upon discussions with potential market makers, we believe that selling security holders will offer and sell the shares of common stock at a range from $.85 to $1.00 per share. No sales of shares may be made by use of this prospectus unless we update this prospectus to include a specific selling price for the shares or provide market information relevant to the shares. See "Risk Factors" beginning on page 4.

                   ------------------------------------------

         This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 4.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   ------------------------------------------






               The date of this prospectus is ____________, 2001

                               PROSPECTUS SUMMARY

                                  THE BUSINESS


         CyberAds, Inc. was organized under the laws of the State of Florida on April 12, 2000. We market cellular phone services and products. Currently all of our revenues are derived from our cellular phone marketing services provided though our wholly-owned subsidiary, IDS Cellular, Inc. Our business currently focuses exclusively on marketing cellular phone products and services to potential customers we are introduced to through our affiliate program and telemarketing services. Our affiliate program works by paying participating third party websites commissions for referring potential cellular phone customers to our "idscellular.com" website. A third party website will receive a commission if a customer it refers to us purchases a cellular phone or cellular services.

         The cellular phone products and services we market are entirely provided by unaffiliated third party cellular phone carriers. We are entirely dependent upon these third parties to provide the actual cellular phone services and products that we market.


                                FINANCIAL HISTORY


         We have a limited operating history. For the six months ended June 30, 2001, we have generated net losses of $341,375 and have a negative cash flow from operations of $355,336. In addition, we have a working capital deficit and accumulated deficit of $216,490 and $954,430 respectively, as of June 30, 2001. Based on these results, our auditors have expressed substantial doubt as to our ability to continue as a going concern.

         Our executive offices are located at 3350 N.W. Boca Raton Blvd., Suite A-44, Boca Raton, Florida 33431, and our telephone number is (561) 338-9399.

                             SELECTED FINANCIAL DATA

         The following summary of our financial information has been derived from our audited financial statements for December 31, 2000, that are included in this prospectus and unaudited financial information for the six months ended June 30, 2001. The information below reflects the acquisition of 100% of IDS Cellular, Inc. as of December 31, 2000.

                                                                                      Six Months Ended
                                         Year Ended December 31, 2000                   June 30, 2001
                                         ----------------------------               ---------------------
                                                (audited)                                 (unaudited)
Revenues                                       $    47,548                                $   939,748
Operating Expenses                             $   660,603                                $ 1,281,123

Net (Loss)                                     $  (613,055)                               $  (341,375)


Net (Loss) Per Share                           $      (.11)                               $      (.03)


Working Capital

  (Deficit)                                    $   (88,843)                               $   216,490

Total Assets                                   $   111,888                                $   632,271


Current Liabilities                            $   195,713                                $   844,371

Loan Payable                                   $    67,529                                $   411,229


Total Shareholders' Deficiency                 $   (83,825)                               $  (212,100)


                                  RISK FACTORS

WE DEPEND HEAVILY ON OUR AGREEMENTS WITH BECK MANAGEMENT, INC., AMERICAN CELLULAR, INC. AND GT GLOBAL COMMUNICATIONS, INC. AND THESE AGREEMENTS MAY BE TERMINATED WITHOUT CAUSE OR PENALTY.

         From January 1, 2001 through the period ended June 30, 2001, we derived the majority of our revenues through agreements with Beck Management, Inc. (approximately 36%) American Cellular, Inc. (approximately 30%) and GT Global Communications, Inc (approximately 32%). These companies enable us to offer cellular telephone services and products. The agreements with American Cellular and GT Global are not for a determined length of time and may be terminated without notice or penalty. Our agreement with Beck Management is terminable upon 30 days notice without cause. If, for any reason, these agreements are terminated, our business will be detrimentally affected.

WE DO NOT HAVE ANY CONTRACTUAL AGREEMENTS WITH CELLULAR PHONE CARRIERS AND RELY ON AGREEMENTS WITH THIRD PARTIES TO ACCESS CARRIER SERVICE.

         We rely on Beck Management's, American Cellular's and GT Global's agreements with cellular phone carriers. Excluding a related party interest in American Cellular, we have no control over the relationships between these third parties and cellular phone carriers. If these relationships deteriorate, our business will be negatively affected.

OUR LIMITED OPERATING HISTORY AND RECENT CHANGE IN STRATEGY MAKES IT DIFFICULT TO EVALUATE OUR BUSINESS AND PROSPECTS.

         We were recently organized, and only recently focused our strategy on our cellular phone services. Accordingly, investors will have limited information about Cyberads with which to evaluate our business, strategies and performance and an investment in our company. We cannot assure you that our current business strategy will enable us to achieve profitable operations.

WE HAVE RECEIVED ONLY LIMITED REVENUES FROM OUR INCEPTION TO JUNE 30, 2001, HAVE HISTORICALLY LACKED WORKING CAPITAL AND HAVE INCURRED SIGNIFICANT NET LOSSES SINCE INCEPTION.

         Our total revenues for the year ended December 31, 2000 were $47,548. While our revenues have increased for the six months ended June 30, 2001, we have incurred net losses of $341,375 during this period. From inception (April
2000) through December 31, 2000, we incurred a net loss of $613,055 and losses may continue during the fiscal year ending December 31, 2001. While we have recently received additional working capital through a third party loan and have increased revenues, we have historically lacked working capital which is essential to the growth and development of our business.

WE HAVE GRANTED A LENDER A SECURED INTEREST IN OUR ASSETS AND ACCOUNTS
RECEIVABLE.

         On June 22, 2001, we received a six month $150,000 loan for working capital purposes from Four Star Financial Services, LLC. Under the terms of the loan we must pay interest of 33% per annum. The loan becomes due on December 17, 2001. In connection with the loan we granted Four Star Financial Services, LLC a security interest in all of our assets and accounts receivable. In addition, our chairman personally guaranteed the loan. If we default on the loan, Four Star Financial Services, LLC will have a right to our assets and accounts receivable.

WE FACE INTENSE COMPETITION WITHIN THE CELLULAR PHONE MARKETING AND SALES INDUSTRY FROM COMPETITORS WITH SIGNIFICANTLY MORE RESOURCES THAN OUR COMPANY.

         Our competition within the cellular phone marketing and sales industry is intense. The market for cellular phone marketing services is characterized by intense price competition. We compete with numerous well-established retailers, carriers, wholesale distributors and suppliers of cellular products and services, including AT&T, MCI/Sprint and SunCom.

DUE TO A STIPULATED FINAL JUDGMENT AND ORDER FOR PERMANENT INJUNCTION AND OTHER EQUITABLE RELIEF BY THE FEDERAL TRADE COMMISSION ENTERED INTO BY OUR CHIEF EXECUTIVE OFFICER, WE MAY BE PREVENTED FROM LISTING OUR SECURITIES ON THE NASDAQ STOCK MARKET OR OTHER EXCHANGE OR SELF-REGULATORY ORGANIZATION.

         In March 2000, Larry Levinson, two of his family members and several companies in which he was a principal, entered into a settlement with the Federal Trade Commission under which a stipulated final judgment and order for permanent injunction and other equitable relief was issued. Under this injunction Mr. Levinson (our principal shareholder, chief executive and director), his family members, Crown Communication Concepts and Investments, Inc., Crown Communications Two, Inc., and Global Collections, Inc. agreed to individually pay fines of $210,000. In addition, they collectively agreed to forgive approximately $36,000,000 in unpaid charges for services billed. Mr. Levinson, his family members, and the companies were also prohibited from violating the Federal Trade Commission's pay-per-call rule or making misrepresentations about their audio text services or telephone billed transactions in the future.

         Crown Communications Two provided adult entertainment programs over the telephone. Consumers were charged per call made to the program and time of the overall call to the program. According to the Federal Trade Commission's complaint, Crown Communications Two charged consumers through their telephone bills for a variety of collect calls or other long distance calls that the consumers did not make. Crown Communications Two allegedly collected consumers' phone numbers using a "caller I.D." type system when consumers responded to one of Crown Communication Two's advertisements via a toll free number. According to the Federal Trade Commission, Crown Communications Two then used the "captured" number of the incoming call to insert unauthorized charges on the consumers' phone bills. The final judgement did not constitute any admission of guilt, nor an admission that any Federal Trade Commission violations were committed.

         This injunction may prevent the listing of our securities on the Nasdaq Stock Market or any other national exchange since most self regulatory organizations have the ability to deny the listing of a company's securities due to the personal history of an officer, director or principal shareholder of a company. If we are not able to list our securities on the Nasdaq or other exchange, the market for our common stock will be significantly limited, and investors may find it difficult to dispose of our common stock or find accurate market information for our securities.

OUR FINANCIAL STATEMENTS HAVE BEEN PREPARED ASSUMING THAT WE WILL CONTINUE AS A GOING CONCERN AND RAISE SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN WHICH MAY DISCOURAGE INVESTORS FROM INVESTING IN US.

         The auditor's report on Cyberad's 2000 financial statements states that the Cyberads has suffered losses from operations, has a cash deficiency from operations and is experiencing operating losses that raise substantial doubt about our ability to continue as a going concern. We continue to explore the possibility of raising funds through available sources which include equity and debt markets. We are not certain that we will be successful at raising funds through any sources as a result of our auditors' report in the event we are unable to generate sufficient revenues to develop and maintain operations.

OUR SUCCESS DEPENDS UPON BROAD MARKET ACCEPTANCE OF PERMISSION E-MAIL MARKETING SERVICES AND IF THESE SERVICES DO NOT RECEIVE MARKET ACCEPTANCE, WE CANNOT ASSURE INVESTORS THAT WE WILL GENERATE BUSINESS AT A SUFFICIENT LEVEL TO SUPPORT CONTINUED OPERATIONS.

         We expect to derive a substantive portion of revenues from online advertising and direct marketing, including both e-mail and web-based programs. The Internet has not existed long enough as an advertising medium to demonstrate its effectiveness relative to traditional advertising media. The market for permission e-mail marketing services is in its infancy, and we are not certain whether target customers will widely adopt and deploy this technology. Even if they do so, they may not choose our products for technical, cost, support or other reasons. Adoption of permission e-mail marketing services, particularly by those entities that have historically relied upon traditional means of direct marketing, such as telemarketing and direct mail, requires the broad acceptance of a new and substantially different approach to direct marketing. Enterprises that have already invested substantial resources in other advertising methods may be reluctant or slow to adopt this new approach.

WE DO NOT HAVE ANY TRADEMARKS OR PATENTS SO OUR MEANS OF PROTECTING PROPRIETARY RIGHTS AND DATABASES MAY BE INADEQUATE AND COMPETITORS MAY DEVELOP SIMILAR TECHNOLOGY.

         We rely on a combination of trade secret, copyright and trademark laws, nondisclosure agreements, and other contractual provisions and technical measures to protect proprietary rights.

         We have not applied for, nor hold any trademark or copyright protection over our technology or brands. We believe that, due to the rapid pace of technological innovation for Internet products, our ability to establish and maintain a position of technology leadership in the industry depends more on the skills of development personnel than upon the legal protections afforded by existing technology. Trade secret, copyright and trademark protections may not be adequate to safeguard the proprietary software underlying products and services. We may not have adequate remedies for any breach and our trade secrets may otherwise become known. Moreover, notwithstanding efforts to protect intellectual property, competitors may be able to develop functionally equivalent e-messaging technologies without infringing any of our intellectual property rights. Despite our efforts to protect proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use products or technology that we consider proprietary, and third parties may attempt to develop similar technology independently. In addition, effective protection of intellectual property rights may be unavailable or limited in certain countries. Accordingly, our means of protecting proprietary rights may not be adequate and competitors may independently develop similar technology.

THERE IS PRESENTLY NO PUBLIC MARKET FOR OUR COMMON STOCK AND A MARKET MAY NEVER DEVELOP.

         Prior to this offering there is no public market for our common stock. An active public market for our securities may never exist and as a result investors may never be able to sell shares or may only be able to sell shares at a significant loss.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of June 30, 2001 and reflects the acquisition of 100% of IDS Cellular, Inc. The table should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

                                                                 June 30, 2001
                                                                 -------------
                                                                  (Unaudited)

Stockholders' equity (deficiency):

        Common Stock, $.001 par value,
        50,000,000 shares authorized,
        13,294,777 shares issued and
        outstanding                                                   $  13,295


        Additional paid-in capital                                    $ 872,060


        Accumulated deficit                                           $(954,430)

Subscription Receivable                                               $  (5,025)
Deferred Loan Cost                                                    $(138,000)


Total stockholders' deficiency                                        $(212,100)

Total Liabilities and Stockholders' deficiency                        $ 632,271



                                 USE OF PROCEEDS

         We will not receive any proceeds upon the sale of shares by the selling security holders.

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

         There is no trading market for our shares of common stock. All of our 13,294,777 outstanding shares of common stock are defined as restricted stock under the Securities Act. Of these shares, 12,125,000 shares are owned by our affiliates, as that term is defined under the Securities Act.

         Shares will be eligible for public sale only if registered under the Securities Act or if we become subject to the reporting requirements under the Securities Exchange Act. The resale of our securities not covered in this prospectus is subject to Rule 144. Under Rule 144, if certain conditions are satisfied, a person (including any of our affiliates) who has beneficially owned restricted shares of common stock for at least one year is entitled to sell within any three-month period a number of shares up to the greater of 1% of the total number of outstanding shares of common stock, or if the common stock is quoted on Nasdaq, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of ours for at least three months immediately preceding the sale, and who has beneficially owned the shares of common stock for at least two years, is entitled to sell the shares under Rule 144 without regard to any of the volume limitations described above. As of the date of this offering, none of our shares of common stock are eligible for resale under Rule 144.

         There are currently 37 holders of record of our common stock.

         We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid for the foreseeable future. The future dividend policy will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors.

         The Securities and Exchange Commission has adopted regulations which generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock would be considered a penny stock. As a result, it may be subject to rules that impose additional sales practice requirements on broker-dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of our securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the penny stock rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of our shares to resell them.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

GENERAL

         Management's discussion and analysis contains various forward looking statements within the meaning of the Securities and Exchange Act of 1934. These statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward looking terminology such as "may," "expect," "anticipate," "estimates" or "continue" or use of negative or other variations of comparable terminology. We caution that these statements are further qualified by important factors that could cause actual results to differ materially from those contained in our forward looking statements, that these forward looking statements are necessarily speculative, and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in our forward looking statements. Factors that might cause a difference include, but are not limited to, those discussed in "Risk Factors" and elsewhere in this prospectus.

OVERVIEW

         Through our IDS Cellular subsidiary, we began operations in the fourth quarter of 2000 and began generating revenues in December 2000. Management notes that a comparison of results of operations is not possible as we were incorporated in April 2000 and commenced operations in the fourth quarter of 2000.

RESULTS OF OPERATIONS


         Revenues were $47,548 from inception through December 31, 2000 and $939,748 for the six months ended June 30, 2001. The $892,200 increase in revenues for the six month period ended June 30, 2001 as compared to revenues from our inception through December 31, 2000 reflects the commencement of our business operations which occurred in December 2000. Materially all of our revenues were generated from the sale of cellular telephones and services. We generate revenues from commissions that are paid by certain service providers whom we refer cellular phone and service customers. Revenues are recorded at the time a cellular phone is delivered to a customer. We expect that our cellular phone services will continue to generate the majority of our revenues.

         Expenses for the six months ended June 30, 2001 were $1,281,123 as compared to $660,603 from inception through December 31, 2000. Expenses through December 31, 2000 were mostly comprised of advertising costs of $112,744 and consulting fees of $321,000. Expenses for the six month period ended June 30, 2001 were related to the growth of our business operations and other costs including, but not limited to, sales commissions for cellular phone services sales ($573,283); payroll expense ($287,908) and consulting fees ($198,750). The consulting services provided consisted of management services, day-to-day operational services, and website development. The majority of these individuals that provided consulting services presently serve as officers or key employees of our company. These individuals include Messrs. Levinson, Kline, Garlin, Magno, Dolde and Dimm. These services were initially provided under consulting arrangements due to our financial condition. Due to our lack of working capital, management believed it was less of a financial burden to work with consultants rather than hire employees. Consulting fees should decrease as the majority of our consultants became employees of our company as our financial condition improved.

         Accounts receivable increased $475,432 from $47,508 as of December 31, 2000 to $522,940 as of June 30, 2001. This increase is a result of our increase in cellular phone services sales and the delay in collection of our receivables from these sales. Our receivables have been historically collected between 75 and 90 days after the close of the month in which they were created. Some of the delays were caused by problems incurred as our cellular phone operations was in its infancy.

LIQUIDITY AND CAPITAL RESOURCES

         Since our inception we have experienced negative cash flow and have met our cash requirements by issuing, through a private placement, our common stock and by issuing stock as compensation for services provided. We have also funded current obligations through the issuance of common stock and related party loans. We generated additional funds through borrowings from an unrelated party.

         From inception until December 31, 2000, we relied on the proceeds from the private sales of our equity securities of $365,055 and loans from related parties to meet our cash requirements. Through June 30, 2001, we raised an additional $53,800 through the private sale of our equity securities.

         As of December 31, 2000 we had an accumulated deficit of $613,055 and cash in the bank of $49,362. At June 30, 2001 we had an accumulated deficit of $954,430 and cash in the bank of $91,526. The deficit has been funded through the sale of common stock totaling $365,055, a third party loan of $150,000 and loans from a related parties totaling $261,229.

         We anticipate losses from operations (primarily due to our results of operations for the six months ended June 30, 2001) of approximately $350,000 for the year ending December 31, 2001. Our cash requirements over the next 12 months are anticipated to be approximately $3,500,000, consisting primarily of commission expenses, payroll expenses and consulting fees. The following sources, in addition to funds generated from operations, are available to fund current operations: loans from related parties ($194,000 during the current fiscal year); loans from third party lenders ($150,000 obtained on June 22,
2001) and private placement of our common stock for cash ($53,800 raised in first quarter 2001). We anticipate that cash generated from operations, previous loans and equity investments, and additional related party loans (if necessary) should be sufficient to provide us adequate liquidity and capital resources for the next 12 months.

         We have received related party loans of $261,229, which are payable on demand. Related party loans were from International Dialing Services, which is wholly-owned by Lawrence Levinson ($251,229); Robert Kline ($5,000); and Lawrence Levinson ($5,000). In addition, on June 22, 2001 we received a $150,000 loan from Four Star Financial Services, LLC, a California limited liability company. The loan is secured by a promissory note, personally guaranteed by Lawrence Levinson and a security interest in all our assets and accounts receivable. Four Star Financial Services, LLC also received a five year option to purchase 300,000 shares of our common stock exercisable at $.50 per share. Our June 30, 2001 financial information records the value of the options as additional paid in capital with the offset being deferred interest expenses (a contra to the note payable). Costs will be amortized over the six month term of the loan. The loan carries a 33% nominal annual interest and a 217% effective interest on the outstanding principal balance of the loan. The loan is due and payable on December 17, 2001.

         While our auditors have expressed substantial doubt as to our ability to continue as a going concern, we anticipate that funds received from loans and cash generated from our operations should be sufficient to satisfy our contemplated cash requirements for the next 12 months. We intend to take several steps that will provide the capital resources required to insure our viability over the next 12 months. We intend to increase our revenues by negotiating contracts directly with cellular providers such as AT&T, MCI/Sprint and SunCom. By contracting directly with these providers we will eliminate third party master dealer agreements and the costs associated with these third party agreements. This will also speed up cash receipts by 7 to 10 days by dealing directly with cellular providers. In addition, we may increase the use of telemarketing companies to provide new sales leads. Management believes the advantage to using telemarketing companies is that telemarketing companies are only paid for successful leads. The incentive for telemarketing companies to find successful leads may increase our future sales. Finally, we intend to continue our affiliate program, from which results have improved over the past several months. We may also attempt to raise additional funds through private or public offerings. We may seek additional borrowings through a new credit facility or a third party lender by borrowing against our receivables. To date we have not identified any credit facility or third party lender.

         We have no expectation of cash requirements over the next 12 months for investing or financing activities. We believe if revenues generated over the three month period ended June 30, 2001 remain consistent, cash generated will be sufficient to support operations over the next 12 months.

PLAN OF OPERATIONS

         Over the next twelve months, we plan to expand our cellular phone marketing business. We recently leased additional office space to expand our cellular phone services division which we believe will enable us to process all credit applications for wireless service with carriers' credit departments more efficiently. We anticipate hiring additional employees to handle a second shift each day as the work load dictates. We do not expect to purchase any additional equipment to cover new and increasing applicants. We do not anticipate any significant purchase of equipment unless we expand our business. However, an increase in business with AT&T which occurred subsequent to June 30, 2001 will directly effect the number of cellular phones we keep in inventory, as contractual arrangements through AT&T require us to keep cellular phones for anticipated sales in inventory at all times. The increase in our cellular phone inventory will be reflected on our consolidated balance sheet for the period ended September 30, 2001. While our cellular phone inventory has increased, we have adequate space to maintain this inventory. The number and level of our employees at June 30, 2001 is adequate to maintain our business.

                                    BUSINESS

SUMMARY

         Organized under the laws of the State of Florida on April 12, 2000, Cyberads, Inc. initially compiled member lists through an Internet-based opt-in e-mail list found on our website "www.sportsforcash.com." "Internet-based opt-in e-mail" creates member lists by requiring website visitors to provide us with certain personal information and consent to receiving e-mails from our company in order to gain access to our website. Our goal was to sell the member lists to direct marketers seeking to target promotional campaigns to large groups of people via electronic mail. We initially had the concept of awarding prizes to attract potential members to our website www.sportsforcash.com. However, we terminated our prize program after determining that our business model was not profitable. We continue to collect e-mail addresses, but this segment of our operations has been suspended.

         In December 2000 we began utilizing member lists internally through our wholly-owned subsidiary, IDS Cellular, Inc. to market cellular phone services. When we began generating revenues from our cellular phone marketing services and we decided to focus exclusively on this line of business. We started an affiliate program to expand our potential customer base. Our affiliate program works by paying participating third party websites commissions for referring cellular phone customers to our "idscellular.com" website. A third party website will receive a commission if a customer it refers to us purchases a cellular phone or cellular services.

         All of our revenues are derived from our cellular phone marketing services. Our business now focuses exclusively on marketing cell phone services to potential consumers we are introduced to through our affiliate program and other third party telemarketing services.

BACKGROUND AND HISTORY

         We were incorporated under the laws of the State of Florida in April 2000. Our wholly owned subsidiary, IDS Cellular, Inc., which we acquired though a stock purchase effective December 31, 2000, was formed in December 2000 under the laws of the State of Florida.

         Our executive offices are located in Boca Raton, Florida and our telephone number is (561) 338-9399.

STRATEGY

         Our goal is to become a leader in direct marketing and sales on the Internet. We currently focus our marketing efforts exclusively towards the marketing and sale of cellular telephones and services. With our recent increase in revenues and third party financing, we intend to implement our strategy through the following:

         o EXPAND AFFILIATE PROGRAM. By offering participating third party websites commissions for directing potential customers to our website, we believe our affiliate program will continue to supply us with a substantial customer base.

         o DEVELOPING ADDITIONAL MARKETING PLANS. Depending on the success of our cellular phone business, we may offer additional product or service lines using our affiliate program.

IDS CELLULAR OVERVIEW

         Our cellular phone services are marketed through an affiliate program. We attract third party websites to become part of our affiliate program by offering commissions for sales of cell phones and cell phone services in which they initiated the contact with the consumer. A website becomes an affiliate of our company by placing IDS Cellular advertising materials and banners on their websites. These advertisements and banners promote our cellular phone services. When a consumer on an affiliate's site clicks on our banner or advertising they are directed to idscelllular.com.

         When a visitor enters our idscellular.com website, they are asked to provide personal credit information in order to qualify for a cellular phone service. In addition, this information determines whether the visitor is in a coverage area for any of the cell phone carriers that we refer applicants to. Once a coverage area is determined, the applicant will choose a respective calling plan and telephone. If the consumer provides this information, it is delivered to our executive offices where it is processed and a credit check is made. Depending on the consumer's credit history, the application is either approved or denied. An approved application is then further processed and directed to one of the carriers with whom we are associated. We currently have access to the following cell phone carriers:

         AT&T
         MCI/Sprint
         SunCom

         While we do not have any direct contractual agreements with these carriers, we have not had any difficulty with their services. We believe that we have access to enough carriers that the loss of any carrier would not materially effect our business.

         The above service providers have distinct standards and qualifications regarding the credit history of individuals in which they will provide services. We attempt to match a consumer's credit history with a service provider that will provide services to the individual and forward the applicant's information to the potential carrier's credit service. If the applicant is approved by either AT&T's credit service or SunCom's credit service, we contact the consumer directly to verify his order. We then activate and ship the telephone to the consumer. In the case of MCI/Sprint, applications are sent directly to

MCI/Sprint's processing center. The consumer will receive a bill for the telephone and service within 30-45 days of delivery.

IDS CELLULAR OPERATIONS

         Our subsidiary, IDS Cellular, markets cellular phone services and plans to consumers. We have entered into agreements with American Cellular Inc. and GT Global Communications, Inc., two companies that are licensed to sell AT&T and MCI/Sprint products and services, respectively. When either of these two companies activates and delivers an AT&T or MCI/Sprint cellular phone they are paid approximately $100 or more by AT&T or MCI/Sprint depending on the calling plan that is purchased by the consumer. Through our agreements with American Cellular and GT Global Communications, Inc. we receive between $65 and $75 per cellular telephone customer from these two companies. AT&T and MCI/Sprint are available in most major metropolitan areas and across the United States.

         IDS Cellular has also entered into an agreement with Beck Management, Inc., a company licensed to sell Sprint cellular services. Whenever we provide Beck Management with a cellular phone customer we receive between $67 and $350, depending on the services and/or equipment purchased by the customer.

         In addition, IDS Cellular has entered into an agreement with Triton PCS Operating Carrier L.L.C., a carrier of SunCom cellular services. Whenever we provide Triton with a cellular phone customer we receive between $75 and $150, depending on the services and/or equipment purchased by the customer.

         The majority of our potential customers are identified through our affiliate program. To build our potential consumer base, we started an affiliate based marketing program which allows other Internet based businesses to refer potential consumers to our IDS Cellular website, www.idscellular.com. If a consumer purchases and receives cellular phone service, the affiliate whom provided the referral will receive a commission from the sale. All visitors and sales are tracked through an administration portion of our site. Each affiliate has their own linking code to track their statistics. We presently have approximately 800 affiliates. Affiliate websites include, but are not limited to, the following:

         JobsOnline.com
         DirectStuff.com
         360i.com
         WebClients.net
         Lifeminders.com
         Euniverse.com
         YouWinIt.com
         Jackpot.com

         There are no contractual obligations under our affiliate program and we have not entered into written contracts with our affiliates. Third party websites elect to join our affiliate program by submitting to us an e-mail information form found on our idscellular.com website. Upon submitting the form via e-mail, the third party website receives a banner to place on its website describing our services and linking our services to its website. The affiliate will receive a commission for each sale initiated through the banner on its website. Commissions are paid to our affiliates on a monthly basis, 20 days after the month's end.

         If a consumer purchases a service agreement through AT&T, the website affiliate subsequently receives a commission ranging from $35 to $50. If the consumer purchases a service agreement through either MCI/Sprint or SunCom, the website affiliate subsequently receives a commission ranging from $25 to $35.

         Since we derive the majority, if not all of our customers, from our affiliate program, commissions paid will continue to be a material cost for our company. We have historically paid high commissions in order to attract websites to our affiliate program.

         Since inception through March 31, 2001 our affiliate referrals were responsible for sending approximately 1,683,330 visitors to our website and generating deliveries of 4,762 cellular phones. From January 1, 2001 through June 30, 2001 referrals resulted in approximately 7,467,155 visitors to our website with deliveries of 10,519 phones.

         IDS Cellular also generates business through telemarketing. We have entered into a one year agreement with Regal Marketing International, Inc., a telemarketing company. The agreement is terminable on 30 day notice. We pay commissions to this telemarketing company on a delivered phone sale basis, the same way as our Internet affiliate program.

CELLULAR PHONE INVENTORY

         We maintain an inventory of cellular phones to be distributed in connection with our AT&T and SunCom plans. We purchase cellular phones directly from American Cellular, Inc. for AT&T and we purchase directly from Triton PCS for SunCom. These phones are shipped directly to consumers once they verify that they have accepted the order placed with either AT&T or SunCom.

AGREEMENTS AND ACCESS TO CARRIERS

         We rely on relationships with several companies that are licenced to sell cellular services and products. We have entered into agreements with these companies as summarized below. If any of these agreements are terminated our business may be detrimentally affected.

         American Cellular, Inc. On November 1, 2000, we entered into an agreement with American Cellular, Inc. to market and provide MCI/Sprint cellular phone services to potential customers. Under our agreement with American

Cellular, Inc. we shall receive 65% of the commissions paid by MCI/Sprint to American Cellular, Inc. in connection with new cellular customers. Our agreement with American Cellular, Inc. is terminable at will by either party. Lawrence Levinson, our majority shareholder and CEO, is a shareholder of American Cellular. In addition, American Cellular's majority shareholder is a minority shareholder in our company.

         GT Global Communications, Inc. On December 1, 2000, we entered into an agreement with GT Global Communications, Inc. to market and provide AT&T cellular phone services to potential customers. Under our agreement with GT Global Communications, Inc. we shall receive 75% of the commissions paid by AT&T to GT Global Communications, Inc. in connection with new cellular customers. Our agreement with GT Global Communications, Inc. is terminable at will by either party.

         Beck Management, Inc. On April 23, 2001, we entered into an agreement with Beck Management, Inc., a company licensed to sell Sprint cellular services. Whenever we provide Beck Management with a cellular phone customer we receive between $67 and $350, depending on the services and/or equipment purchased by the customer. This fee equals approximately 66% of the total commission paid by Sprint to Beck Management. Our agreement with Beck Management is terminable by either party upon 30 days written notice.

         Triton PCS Operating Carrier LLC (SunCom). On July 9, 2001, we entered into an electronic commerce marketing agreement with Triton PCS Operating Carrier LLC to market SunCom cellular products and services. The term of this agreement is for a period of one year commencing on July 9, 2001. Under this agreement we shall receive a fulfillment fee of between $75 and $150 whenever we provide Triton PCS with a cellular phone customer. In addition, if we exceed 400 sales per month we will receive an additional $25 per sale.

COMPETITION

         The market for cellular phone marketing services is characterized by intense price competition. We compete with numerous well-established retailers, carriers, wholesale distributors and suppliers of cellular products and services, including AT&T, MCI/Sprint and MCI World Com. Substantially all of our competitors market the same or similar services directly to our customers and most have the financial resources to withstand substantial price competition and implement extensive advertising and promotional programs. In recent years, the price for services that we and our competitors have been able to charge customers has decreased, primarily as a result of lower costs and greater competition in the industry. We believe that significant price base competition will continue to exist for the foreseeable future. The cellular service industry is characterized by low barriers to entry. Our ability to continue to compete successfully will be largely dependent on our ability to maintain and establish relationships with carriers such as AT&T, MCI/Sprint and SunCom.

         The Internet, in general, and our e-messaging solutions in particular, also must compete for a share of advertisers' total advertising budgets with traditional advertising media such as television, radio, cable and print. Consequently, we compete with advertising and direct marketing agencies. To the extent that e-messaging is perceived to be a limited or ineffective advertising medium, companies may be reluctant to devote a significant portion of their advertising budget to our e-messaging solutions, which could limit the growth of e-messaging and negatively affect our business.

TRADEMARKS AND PATENTS

         We do not hold any trademark, copyright or patent protection.

GOVERNMENT REGULATION

         At present, there are no specific regulations or approvals required by or from the Federal Government or state agencies for marketing the cellular services we offer. We are aware no proposed regulations that may have effect upon our business as a seller of cellular phone services.

         Laws and regulations that apply to Internet communications, commerce and advertising are becoming more prevalent. These regulations could affect the cost of communicating on the Internet and negatively affect the demand for our direct marketing solutions or otherwise harm business. Laws and regulations may be adopted covering issues such as user privacy, pricing, libel, acceptable content, taxation, and quality of products and services. This legislation could hinder growth in the use of the Internet generally and decrease the acceptance of the Internet as a communications, commercial, and direct marketing medium.

         The laws governing the Internet remain largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws apply to the Internet and Internet advertising. In addition, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad. This may impose additional burdens on companies conducting business over the Internet.

         In March, 2000, a principal of our company was subject to an injunction and other equitable relief by the Federal Trade Commission which has been described in our Risk Factors. While this judgment did not constitute any admission of guilt nor an admission that any Federal Trade Commission violations were committed, we have implemented and installed internal controls to insure that Federal Trade Commission violations are not made in the future.

EMPLOYEES

         We currently employ 38 people, all of whom are full-time employees, in the following capacities: 3 executive officers, 2 administrative employee, 31 sales and marketing persons and 2 programmers. Our employees are not represented by a collective bargaining unit. We believe relations with our employees are good.

LEGAL PROCEEDINGS

         We are not a party to any material legal proceeding, nor are any of our officers, directors or affiliates currently a party in any legal proceeding adverse to our company.

DESCRIPTION OF PROPERTY

         Commencing August 2, 2001, we entered into a 3 year lease agreement for our corporate offices in Boca Raton. We lease this space for $5,991.65 per month. The lease ends on August 31, 2004. This space is used as our executive offices.

         We lease approximately 1,300 square feet of office space in Boca Raton, Florida from International Dialing Services, Inc., an affiliated company. We use this space for our executive headquarters. The offices also houses our servers and IT operations. The lease term is through July 30, 2002. We currently occupy this space for approximately $975 per month.

         Commencing April 2001, we entered into a sublease agreement with International Dialing Services, Inc. for additional office space located in Boca Raton, Florida. We sublease this office space under an oral agreement for $1,500.00 per month. This space is used for our cellular phone services division. The lease agreement ends on April 17, 2002.

                                   MANAGEMENT

         The following table includes the names, positions held and ages of our executive officers and directors. All directors serve for one year and until their successors are elected and qualify. Directors do not presently receive compensation for their services as directors. Officers are elected by the Board and their terms of office are, except as otherwise stated in employment contracts, at the discretion of the Board.

NAME                                AGE              POSITION
----                                ---              --------
Lawrence Levinson                   53               Chairman of the Board and Chief Executive Officer
Robert B. Kline                     42               President, Treasurer and Director
Barry Garlin                        54               Senior Vice President and Director
Nicholas E. Brooks*                 55               Vice President of Marketing
Michael Magno                       39               Secretary

*Mr. Brooks resigned as an officer and director effective July 2001.

LAWRENCE LEVINSON has served as our chief executive officer and director since inception. Since June 1999, he has been consultant to International Dialing Services, Inc., an international facilities-based telephone circuit provider, whose major customer is a cable and wireless industry leader. From 1990 until June 1999, Mr. Levinson was a founder and executive officer of Communication Concepts & Investments, Inc., Crown Communications Two, Inc. and Global Collections, Inc. (collectively Communications & Collections), communications companies with switches and billing contracts with major local telcos in the United States. In March 2000, Mr. Levinson, Communications & Collections and two other principals of these companies were subject to a Federal Trade Commission Stipulated Final Judgement and Order for Permanent Injunction and Other Equitable Relief. Under this injunction, Mr. Levinson and the other defendants agreed to each pay fines of $210,000 and in addition, forgive approximately $36 million in unpaid charges for services billed. This judgement was not an omission of guilt. From 1986 until 1990, Mr. Levinson held various sales positions with major companies in the communications industry. During this time, he sold long distance service and network provisions to various businesses in South Florida, including Worldcom. From 1982 until 1986, Mr. Levinson was the owner/operator of two restaurants in the Chicago area. From 1976 to 1982, Mr. Levinson owned and operated a temporary help services company in Chicago with over 200 corporate clients.

ROBERT B. (BRAD) KLINE has served as our president, treasurer and director since inception. He has served as president of International Dialing Services, Inc. since April 1998. Mr. Kline also serves as a consultant to International Dialing Services, Inc. From 1995 until he joined International Dialing Services, Mr. Kline was the operation manager for Crown Communications, Inc. Prior to 1995, Mr. Kline was a district manager for American Frozen Foods.

BARRY GARLIN has served as our senior vice president and director since inception. He served as vice president of International Dialing Services, Inc. since 1998. Mr. Garlin is also a consultant to International Dialing Services. From 1990 to 1998, Mr. Garlin was vice president of sales for Crown Communications, Inc. with responsibility for all vendor and customer matters.

MICHAEL MAGNO has served as our secretary since June 2000. He has served as vice president of investments for Northeast Securities since April 1998. From July 1992 through April 1998 Mr. Magno served as vice president of investments for Josephthal and Company. Northeast Securities and Josephthal and Company are investment firms. Mr. Magno's duties for both of these entities include managing investment accounts for individuals. Mr. Magno is currently the principal of Netstamp, Inc., a Internet marketing consulting company. He also holds a series 7 broker license.

The following individuals are key employees of our company:

N. ADAM DOLDE has served as president since June 1999 of Max Business Solutions, Inc., which is engaged in Internet computer system designs and custom Internet business solutions. Between July 1997 and June 1999, he was director of technical development for Crown Communications, Inc. Between October 1996 and July 1993, he was a programmer/analyst for Chicago Title Insurance Co., and between March 1993 and October 1996, he was a PC telephony programmer for Voiceware Software Systems, Inc.

JEFF DIMM has served as vice president for Max Business Solutions, Inc. since June 1999. He was director of MIS for Millennium Industries, Inc., which is a manufacturer of aluminum chairs, from May 1999 through June 2000. He was senior programmer for J.D. Systems, Inc. between October 1997 and May 1999. Between June 1997 and October 1997, he was senior technical advisor for Axis Internet, Inc. Between December 1992 and June 1993, he was general manager for Aaron Rents Business Equipment, and between October 1991 and December 1992, he was onsite technician for Computer Rx, Inc.

         BOARD COMMITTEES: We do not as yet have an audit committee or a compensation committee. We may organize these committees in the future.

         EMPLOYMENT AGREEMENTS. We have entered into one year employment and consulting agreements with several of our officers, directors and key employees. The agreements were entered into in 2000 and expire on various dates between September and November 2001. A summary of the material agreements is as follows:

LARRY LEVINSON. Commencing September 2000, we agreed to pay Mr. Levinson $120,000 per year, payable monthly. In addition, Mr. Levinson has received options to purchase 50,000 shares of common stock exercisable at $1.00 per share. Also, Mr. Levinson will be reimbursed for all travel expenses.

ROBERT B. KLINE. Commencing September 1, 2000, we agreed to pay Mr. Kline $48,000 per year, payable monthly. In addition, Mr. Kline has received options to purchase 50,000 shares of common stock exercisable at $1.00 per share. Mr. Kline will be reimbursed for all traveling expenses.

BARRY GARLIN. Commencing September 1, 2000, we agreed to pay Mr. Garlin $30,000 per year, payable monthly. In addition, Mr. Garlin has received options to purchase 50,000 shares of common stock exercisable at $1.00 per share. Mr. Garlin will be reimbursed for all traveling expenses.

MICHAEL MAGNO. Commencing November 1, 2000, we agreed to pay Mr. Magno $42,000 per year, payable monthly. In addition, Mr. Magno has received options to purchase 50,000 shares of common stock exercisable at $1.00 per share. Mr. Magno will be reimbursed for all traveling expenses.

JEFF DIMM. Commencing September 1, 2000, we agreed to pay Mr. Dimm $42,000 per year, payable monthly. In addition, Mr. Dimm has received options to purchase 50,000 shares of common stock exercisable at $1.00 per share. Mr. Dimm will be reimbursed for all traveling expenses.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information relating to the compensation we paid during the past three fiscal years to our chief executive officer; and to each of our executive officers who earned more than $100,000 during the fiscal year ended December 31, 2000.

                              Fiscal                         Other Annual                  LTIP       All Other
Name and Principal Position   Year      Salary     Bonus     Compensation    Options/(#)   Payouts    Compensation
---------------------------   ----      -------    -----     ------------    ------------  -------    ------------
Lawrence Levinson, CEO        2000       none       none         none           50,000        -        $85,000*

* Mr. Levinson received a consulting fee of $85,000 for services performed in 2000, of which $45,500 was paid to him in cash and the remaining amount remains due to him.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning our grant of options to purchase shares of our common stock and SARs during the fiscal year ended December 31, 2000 to our chief executive officer and to each of our executive officers who earned more than $100,000 during the fiscal year ended December 31, 2000.

                                                Percent of
                                Number of     Total Options/
                               Securities      SARs Granted
                               Underlying      To Employees       Exercise Or
                              Options/SARs       In Fiscal        Base Price
      Name                     Granted (#)          Year            ($/Sh)       Expiration Date
------------------------------------------------------------------------------------------------
      Lawrence Levinson          50,000             16.6%          $1.00              None

INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

         We have not implemented any stock option plan.

OPTION EXERCISES AND HOLDINGS

         The following tables set forth information with respect to the exercise of options to purchase shares of common stock during the fiscal year ended December 31, 2000 to our chief executive officer and to each of our executive officers who earned more than $100,000 during the fiscal year ended December 31, 2000.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                        Number of
                                                       Securities        Value of
                                                       Underlying       Unexercised
                             Shares                    Unexercised     In-The-Money
                            Acquired                  Options/SARs     Options/SARs
                               On         Value       At FY-End (#)    At FY-End ($)
                            Exercise    Realized      Exercisable/     Exercisable/
      Name                     (#)         ($)        Unexercisable    Unexercisable
------------------------------------------------------------------------------------
      Lawrence Levinson         -           -          50,000/-0-         -0-/-0-

LONG-TERM INCENTIVE PLANS AWARDS IN LAST FISCAL YEAR

                                     Number          Performance       Estimated Future Payouts Under
                                   of Shares          or Other           Non-Stock Price-Based Plans
                                    Units or        Period Until       -------------------------------
                                  Other Rights       Maturation         Threshold  Target     Maximum
      Name                            (#)             or Payout          ($or #)   ($or #)    ($ or #)
------------------------------------------------------------------------------------------------------
      Lawrence Levinson                 -                 -                 -          -         -

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

         As authorized by the Florida Business Corporation Law, our articles of incorporation provides that none of our directors shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

        o any breach of the director's duty of loyalty to our company or its shareholders;
        o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
        o unlawful payments of dividends or unlawful stock redemptions or repurchases;
        o any transaction from which the director derived an improper personal benefit

         This provision limits our rights and the rights of our shareholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any shareholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws.

         Our articles of incorporation further provides for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Florida law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

                              CERTAIN TRANSACTIONS

         In a stock purchase agreement effective December 31, 2000, we acquired all of the issued and outstanding shares (an aggregate of 1,000,000 shares) of IDS Cellular, Inc. in return for 7,500,000 shares of our common stock. We acquired the IDS Cellular shares directly from each of IDS Cellular's shareholders. These shareholders were Lawrence Levinson, Robert Kline and Barry Garlin, who are also our executive officers, directors and principal shareholders. We believe the consideration paid for the outstanding shares of IDS Cellular was fair and reasonable at the time of the stock purchases.

         We have received loans in the aggregate of $251,229 through June 30, 2001 from International Dialing Services, Inc., a company wholly owned by Lawrence Levinson. The loans are unsecured, non-interest bearing and payable on demand. In addition, under the terms of the loans we have agreed to make the lease payments on Mr. Levinson's automobile which are approximately $1,020 per month. Mr. Levinson is the beneficial owner of approximately 79% of our outstanding common stock. Lawrence Levinson, Robert Kline and Barry Garlin, our executive officers, directors and principal shareholders, are also officers and directors of International Dialing Services, Inc.

         In addition, we have received a $5,000 loan from Robert Kline, individually, and a $5,000 loan from Lawrence Levinson, individually. These loans are payable on demand.

         As of December 31, 2000 and June 30, 2001, the amount due on the related party loans were $67,529 and $261,229, respectively.

         On June 22, 2001, we entered into a loan and security agreement with Four Star Financial Services, LLC, a California limited liability company. Under this agreement we received a loan in the amount of $150,000. The term of the loan is for a period commencing on June 22, 2001 and ending on December 17, 2001. Under the terms of the loan and security agreement we shall pay interest to Four Star Financial Services, LLC on the daily outstanding principal balance of the loan at a rate of 33% per annum. Unpaid interest shall be added to the principal balance of the loan and should be compounded monthly in arrears. In the event of default, the outstanding principal balance of the loan shall bear an interest rate increased by 5%. The loan is secured by all of our assets and accounts receivable. In addition, our chairman and his wife personally guaranteed payment of the principal amount of the loan and interest. The personal guarantee includes a mortgage on our chairman's principal residence. As a further consideration for entering into the loan and security agreement, we issued Four Star Financial Services, LLC an option to acquire 300,000 shares of our common stock exercisable at $.50 per share for a term of five years. The option expires on June 22, 2006.

         We sublease office space in Boca Raton from International Dialing Services, Inc. We use this space for our servers and IT operations. The lease term is through July 30, 2002. We occupy this space for approximately $975 per month.

         In addition, commencing April 2001 we entered into an oral sublease agreement with International Dialing Services for facilities for our cellular phone division. We sublease these facilities for $1,500 per month, under the same terms of the lease agreement International Dialing Services entered into with the landlord.

         We have entered into a business to business cellular phone marketing program with American Cellular, Inc. This relationship has historically accounted for the majority of our revenues. The shareholders of American Cellular are Steven Krause (51%), Lawrence Levinson (24.5%) and Nicholas E. Brooks (24.5%). Mr. Krause owns a minority interest in our company. Mr. Levinson is our CEO and principal shareholder. Mr. Brooks is a former officer and director of our company. From January 1, 2001 through June 30, 2001, approximately 30% of our revenues were derived from our agreement with American Cellular.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth information known to us, as of the date of this prospectus, relating to the beneficial ownership of shares of common stock by: each person who is known by us to be the beneficial owner of more than five percent of the outstanding shares of common stock; each director; each executive officer; and all executive officers and directors as a group.

         Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of Cyberads, Inc., 3350 N.W. Boca Raton Boulevard, Suite A-44, Boca Raton, Florida 33431.

         We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock shown as being owned by them.

         Under securities laws, a person is considered to be the beneficial owner of securities owned by him, his spouse and others to whom the law attributes ownership, as well as securities that can be acquired by him within 60 days from the date of this prospectus, including upon the exercise of options, warrants or convertible securities. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the date of this prospectus, have been exercised or converted.

Name and Address of                            Amount and Nature of                     Percentage
 Beneficial Owner                              Beneficial Ownership                       of Class
-------------------                            --------------------                     ------------
Lawrence Levinson                                     10,537,500                             79.3%

Robert B. Kline                                        1,000,000                              7.5%

Barry Garlin                                             512,000                              3.9%

Michael Magno                                            275,000                              2.1%

Executive Officers and
 Directors (as a group of 4)                          12,324,500                             91.0%

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 50,000,000 shares of common stock, $.001 par value per share and 5,000,000 shares of blank check preferred stock, $.001 par value. No shares of preferred stock are outstanding. As of the date of this prospectus, there are 13,294,777 shares of common stock issued and outstanding, which are held of record by approximately 38 holders. As of the date of this prospectus, there are no authorized shares of preferred stock.

COMMON STOCK

         Holders of our common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

         Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are, and the shares underlying all option and warrants will be, duly authorized, validly issued, fully paid an non-assessable upon our issuance of these shares.

PREFERRED STOCK

         We are authorized to issue up to 5,000,000 shares of preferred stock from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions as are determined by our board of directors. We have not issued any preferred stock as of the date of this registration statement.

OPTIONS

         We have issued options to purchase an aggregate of 300,000 shares of our common stock at $1.00 per share. These options were issued to our officers, directors and key employees.

TRANSFER AGENT AND REGISTRAR

         The transfer agent for our common stock is Florida Atlantic Stock Transfer, Inc. Its address is 7130 Nob Hill Road, Tamarac, Florida 33321, and its telephone number is (954) 726-4954.

REPORTS TO SECURITY HOLDERS

         We intend to furnish our stockholders with annual reports containing audited financial statements. We may disseminate such other unaudited interim reports to security holders as we deem appropriate.

                            SELLING SECURITY HOLDERS

         The following table sets forth the name of each selling security holder, the number or shares of common stock beneficially owned by each selling security holder as of the date of this prospectus, and the number of shares being offered by each selling security holder. The table excludes shares of common stock underlying outstanding options. The shares of common stock being offered are being registered to permit public sales and the selling security holders may offer all or part of the shares for resale from time to time. All expenses of the registration of the common stock on behalf of the selling security holder are being borne by us. We will receive none of the proceeds of this offering.

         The following table is derived from our books and records, as well as from those of our transfer agent. No selling security holder is an affiliate of our company. Shares underlying our outstanding options are not included in the information below.

                                 Shares Owned                                Shares
                                 Beneficially        Shares Available        Beneficially        Percent of
                                 Prior to this       Pursuant to             Owned after         Class
Selling Security holder          Offering            this Prospectus         Offering            after Offering
---------------------------------------------------------------------------------------------------------------
Baros, Susan                          2,500                2,500                   0                   *
Basehart, Sharon R.                   5,000                5,000                   0                   *
Chirchirillo, Chris                     777                  777                   0                   *
Cordova, Randy L.                     3,000                3,000                   0                   *
Craig, Denise                         2,000                2,000                   0                   *
Diaz, Manuel                         10,000               10,000                   0                   *
Dion, Louis & Judith                 10,000               10,000                   0                   *
Dion, Louis, Ronald & Judith         40,000               40,000                   0                   *
Dukes, Leroy                          5,000                5,000                   0                   *
Durdens, Morris                      10,000               10,000                   0                   *
Forman, Ken                          15,000               15,000                   0                   *
Gallagher, Richard                    2,000                2,000                   0                   *
Gunn, Layla                          25,000               25,000                   0                   *
Hill, James                           2,500                2,500                   0                   *
HPT Consultants                       2,000                2,000                   0                   *
Kristensen, Morgens                  12,000               12,000                   0                   *
Lang, Troy (IRA)                      5,000                5,000                   0                   *
Mosley, Clarence                      8,000                8,000                   0                   *
Norton, LaFayette                     3,500                3,500                   0                   *
Nunez, Hugo                          15,000               15,000                   0                   *
Polykronis, Mark                     10,000               10,000                   0                   *
Powitz, Barry                        25,000               25,000                   0                   *
Simmons, Megan                        5,000                5,000                   0                   *
Simmons, Sue                          7,500                7,500                   0                   *


                                 Shares Owned                                Shares
                                 Beneficially        Shares Available        Beneficially        Percent of
                                 Prior to this       Pursuant to             Owned after         Class
Selling Security holder          Offering            this Prospectus         Offering            after Offering
---------------------------------------------------------------------------------------------------------------
Smith, Pat & Sherri                  10,000               10,000                   0                   *
Stehn, John D.                      200,000              200,000                   0                   *
Zimmerman, Michael                   25,000               25,000                   0                   *
Lang, Julie(IRA)                      2,000                2,000                   0                   *
Lang & Associates                     7,000                7,000                   0                   *

Total                                                    469,777                                       *

                              PLAN OF DISTRIBUTION

         The shares covered by this prospectus may be distributed from time to time by the selling security holders in one or more transactions. There is presently no market for our shares. Based upon conversations with potential market makers, we believe that selling security holders will offer and sell the shares of our common stock at a range from $.85 to $1.00 per share. No sale of shares may be made by use of this prospectus unless we update this prospectus to include a specific selling price for the shares or provide market information relevant to the shares.

         At such time as a market is established for our shares and we complete a post-effective registration statement relating to the reoffer of these shares, sales will be made in ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities.

         In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

         At the time a particular offer of the securities is made by or on behalf of a selling security holder, to the extent required, a prospectus is to be delivered. The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling security holder, and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         We have told the selling security holders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market. We have advised each of the selling security holders of the restrictions imposed under Regulation M. We have also told the selling security holders of the need for delivery of copies of this prospectus in connection with any sale of securities that are registered by this prospectus.

                         SHARES ELIGIBLE FOR FUTURE SALE

         On the date of this prospectus, we have 13,294,777 shares of common stock issued and outstanding. All of the 469,777 shares covered by this prospectus will be freely tradeable without restriction or further registration under the Securities Act, except for any shares held or purchased by an affiliate.

         Any shares not covered by this prospectus or a future registration statement will be restricted securities, and will become eligible for public sale at various times, provided the requirements of Rule 144 are complied with. In general, Rule 144 permits a shareholder who has owned restricted shares for at least one year, to sell without registration, within a three month period, up to one percent of our then outstanding common stock. We must be current in our reporting obligations in order for a shareholder to sell shares under Rule 144. In addition, shareholders other than our officers, directors or 5% or greater shareholders who have owned their shares for at least two years, may sell them without volume limitation or the need for our reports to be current.

         We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of our shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could negatively damage affect market prices for the common stock and could damage our ability to raise capital through the sale of our equity securities.

                                  LEGAL MATTERS

         The validity of the securities offered by this prospectus will be passed upon for us by Atlas Pearlman, P.A., 350 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301.

                                     EXPERTS

         The consolidated financial statements as of December 31, 2000, and for the period ended December 31, 2000, appearing in this prospectus and registration statement have been audited by Weinberg & Company, P.A., independent auditors, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon this report given on the authority of Weinberg & Company, P.A. as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement, and these statements are qualified in their entirety by reference to the contract or document.

         The registration statement, including all exhibits, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials may also be obtained from the SEC's Public Reference at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1- 800-SEC-0330.

         The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval system, and are publicly available through the SEC's website located at http://www.sec.gov. Following the effective date of the registration statement relating to this prospectus, we will become subject to the reporting requirements of the Exchange Act and in accordance with these requirements, will file quarterly and annual financial reports and other information with the SEC.

                         CYBERADS, INC. AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000

                         CYBERADS, INC. AND SUBSIDIARIES


                                    CONTENTS


PAGE                F-1         INDEPENDENT AUDITORS' REPORT

PAGE                F-2         CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2000

PAGE                F-3         CONSOLIDATED STATEMENT OF OPERATIONS FOR THE
                                PERIOD FROM APRIL 12, 2000 (INCEPTION) TO
                                DECEMBER 31, 2000

PAGE                F-4         CONSOLIDATED STATEMENT OF CHANGES IN
                                STOCKHOLDERS' DEFICIENCY FOR THE PERIOD FROM
                                APRIL 12, 2000 (INCEPTION) TO DECEMBER 31, 2000

PAGE                F-5         CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE
                                PERIOD FROM APRIL 12, 2000 (INCEPTION) TO
                                DECEMBER 31, 2000

PAGES             F-6 - F-16    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF
                                DECEMBER 31, 2000

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Board of Directors of:
  CyberAds, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of CyberAds, Inc. and Subsidiaries as of December 31, 2000 and the related consolidated statements of operations, changes in stockholders' deficiency and cash flows for the period from April 12, 2000 (inception) to December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of CyberAds, Inc. and Subsidiaries as of December 31, 2000, and the results of their operations and their cash flows for the period from April 12, 2000 (inception) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the consolidated financial statements, the Company had a $613,055 loss from operations, working capital deficiency of $88,843, stockholders' deficiency of $83,825 and a cash flow deficiency from operations of $309,420. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters is also described in
Note 10. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


WEINBERG & COMPANY, P.A.


Boca Raton, Florida
February 16, 2001

                         CYBERADS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2000
                             -----------------------




                                     ASSETS
                                     ------

CURRENT ASSETS
  Cash                                                                                      49,362
  Accounts receivable                                                                       47,508
  Prepaid expenses                                                                          10,000
                                                                                         ---------
      Total Current Assets                                                                 106,870

PROPERTY AND EQUIPMENT - NET                                                                 5,018
                                                                                         ---------

TOTAL ASSETS                                                                               111,888
------------                                                                             =========


                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                    ----------------------------------------

CURRENT LIABILITIES
   Accounts payable and accrued expenses                                                 $  47,684
   Related party accounts payable                                                           80,500
   Loan payable - related party                                                             67,529
                                                                                         ---------
      Total Current Liabilities                                                            195,713
                                                                                         ---------

STOCKHOLDERS' DEFICIENCY
   Common stock, $.001 par value, 20,000,000 shares authorized,
     13,235,000 shares issued and outstanding                                               13,235
   Additional paid-in capital                                                              671,020
   Accumulated deficit                                                                    (613,055)
                                                                                         ---------
                                                                                            71,200
  Less deferred consulting fees                                                           (150,000)
  Less subscriptions receivable                                                             (5,025)
                                                                                         ---------

      Total Stockholders' Deficiency                                                       (83,825)
                                                                                         ---------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                                           $ 111,888
----------------------------------------------                                           =========


          See accompanying notes to consolidated financial statements.
                                       F-2

                         CYBERADS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                               FOR THE PERIOD FROM
                 APRIL 12, 2000 (INCEPTION) TO DECEMBER 31, 2000
                 -----------------------------------------------



REVENUE                                                                     $    47,548
                                                                            -----------

EXPENSES:
  Advertising                                                                   112,744
  Cash and prize winners                                                         51,441
  Commissions                                                                    29,000
  Consulting fees                                                               321,000
  Depreciation                                                                    1,255
  Payroll expenses                                                                9,129
  Postage and shipping                                                            9,374
  Professional fees                                                              37,552
  Web development and access fees                                                54,774
  Other operating expenses                                                       34,334
                                                                            -----------
     Total Expenses                                                             660,603
                                                                            -----------

NET LOSS                                                                    $  (613,055)
--------                                                                    ===========

NET LOSS PER COMMON SHARE AND EQUIVALENTS -
  BASIC AND DILUTED                                                         $     (0.11)
                                                                            ===========

WEIGHTED AVERAGE SHARES OUTSTANDING DURING THE
 PERIOD - BASIC AND DILUTED                                                   5,607,500
                                                                            ===========

          See accompanying notes to consolidated financial statements.
                                        F-3

                                             CYBERADS, INC. AND SUBSIDIARIES
                             CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                          FOR THE PERIOD FROM APRIL 12, 2000 (INCEPTION) TO DECEMBER 31, 2000
                          -------------------------------------------------------------------






                                                                 ADDITIONAL                                 DEFERRED
                                              COMMON STOCK        PAID-IN    ACCUMULATED  SUBSCRIPTIONS    CONSULTING
                                         SHARES       AMOUNT      CAPITAL      DEFICIT      RECEIVABLE        FEES         TOTAL
                                         ------       ------      -------      -------      ----------        ----         -----
Stock issued to founders               5,025,000   $    5,025   $       --    $       --    $   (5,025)   $       --    $       --

Issuance of common stock for:

  Cash, net of offering costs            410,000          410      364,645            --            --            --       365,055

  Services                               300,000          300      299,700            --            --      (150,000)      150,000

  In-kind contribution of services            --           --       13,175            --            --            --        13,175

  Acquisition of IDS Cellular, Inc.    7,500,000        7,500       (6,500)           --            --            --         1,000

Net loss for the period ended
  December 31, 2000                           --           --           --      (613,055)           --            --      (613,055)
                                      ----------   ----------   ----------    ----------    ----------    ----------    ----------

BALANCE, DECEMBER 31, 2000            13,235,000   $   13,235   $  671,020    $ (613,055)   $   (5,025)   $ (150,000)   $  (83,825)
--------------------------            ==========   ==========   ==========    ==========    ==========    ==========    ==========


          See accompanying notes to consolidated financial statements.
                                       F-4


                         CYBERADS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                               FOR THE PERIOD FROM
                 APRIL 12, 2000 (INCEPTION) TO DECEMBER 31, 2000
                 -----------------------------------------------



CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                                $(613,055)
   Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation                                                                                1,255
   Stock issued for services                                                                 151,000
   In-kind contribution of services                                                           13,175
   Increase in accounts receivable                                                           (47,508)
   Increase in prepaid expenses                                                              (10,000)
   Increase in accounts payable and accrued expenses                                          47,684
   Increase in related party accounts payable                                                 80,500
                                                                                           ---------
      Net Cash Used In Operating Activities                                                 (376,949)
                                                                                           ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                                        (6,273)
                                                                                           ---------
      Net Cash Used In Investing Activities                                                   (6,273)
                                                                                           ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from loans                                                                        67,529
   Proceeds from issuance of common stock, net of offering costs                             365,055
                                                                                           ---------
      Net Cash Provided By Financing Activities                                              432,584
                                                                                           ---------

NET INCREASE IN CASH                                                                          49,362

CASH, BEGINNING OF PERIOD                                                                         --
                                                                                           ---------

CASH, END OF PERIOD                                                                        $  49,362
-------------------                                                                        ---------

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
-----------------------------------------------------------------------

In April 2000, the Company issued 5,025,000 shares of common stock
 to its founders for a subscription receivable                                             $   5,025
                                                                                           =========

          See accompanying notes to consolidated financial statements.
                                       F-5

                         CYBERADS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000
                             -----------------------


NOTE 1        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
------        -----------------------------------------------------------

              (A) Organization
              ----------------

              CyberAds, Inc., (the "Company") was incorporated in the state of Florida on April 12, 2000. The Company provides internet-based opt-in email list aggregation and database services to customers that wish to direct mail promotional campaigns to consumers who have given their permission to receive email messages in various categories. The Company entices consumers to give their permission to receive opt-in email by giving away cash and non-cash prizes to those people registered at their website, www.sportsforcash.com. As of December 31, 2000, the Company has suspended awarding cash prizes until such time as the Company increases its working capital. NetAds of South Florida, Inc., a wholly owned subsidiary of the Company, was incorporated in the state of Florida on April 12, 2000 and operates the website. IDS Cellular, Inc., a newly-acquired subsidiary, was incorporated in the state of Florida on December 11, 2000. IDS Cellular, Inc. receives revenue by obtaining cellular phone applications from advertising banners placed at various websites and submitting approved applications to master dealers that have contracted with various phone companies. IDS Cellular, Inc. has contracted to do business with the website hosts, which are paid a commission by the Company for each completed contract for cellular phone service.

              (B) Principles of Consolidation
              -------------------------------

              The accompanying consolidated financial statements include the accounts of the Company, its wholly owned subsidiary NetAds of South Florida, Inc., and its newly acquired wholly owned subsidiary, IDS Cellular, Inc. (See Note 6). All significant intercompany transactions and balances have been eliminated in consolidation.

              (C) Use of Estimates
              --------------------

              In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statement and revenues and expenses during the reported period. Actual results could differ from those estimates.

              (D) Cash and Cash Equivalents
              -----------------------------

              For purposes of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

                         CYBERADS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000
                             -----------------------


              (E) Property and Equipment
              --------------------------

              Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided for over the estimated useful life of the assets of five years. Repairs and maintenance that do not extend the useful life of the asset are charged to expenses in the period they occur.

              (F) Income Taxes
              ----------------

              The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ('Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

              (G) Stock Options and Warrants
              ------------------------------

              In accordance with Statement of Financial Accounting Standards No. 123, ("SFAS 123) the Company has elected to account for Stock Options and Warrants issued to employees under Accounting Principles Board Opinion No. 25 ("APB Opinion No. 25") and related interpretations. The Company accounts for stock options and warrants issued to non-employees for services under the fair value method of SFAS 123.

              (H) Per Share Data
              ------------------

              Basic and diluted net loss per common share for the period ended December 31, 2000 is computed based on the weighted average common shares outstanding as defined by Statement of Financial Accounting Standards, No. 128, "Earnings Per Share". Common stock equivalents have not been included in the computation of diluted loss per share since the effect would be anti-dilutive. All share amounts have been retroactively restated for the 40 to 1 forward stock split that occurred effective April 14, 2000.

              (I) Advertising Expense
              -----------------------

              Costs incurred for producing and communicating advertising of the Company are charged to operations as incurred. Advertising expense, including promotional expenses, for the period ended December 31, 2000 was $112,744.

                         CYBERADS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000
                             -----------------------


              (J) Website Development Expenses
              --------------------------------

              The Company follows the Emerging Issues Task Force Issue 00-2 "Accounting for Web Site Development Costs" in accounting for its website development expenses. Accordingly, costs that involve design of the web page and do not change the content are capitalized and amortized over their estimated useful life. Costs incurred in operating a web site that have no future benefits are expensed in the current period. Costs incurred in operating the website which have a future benefit are capitalized in accordance with the AICPA's Statement of Position 98-1 and amortized over the respective future periods which are expected to benefit from the changes.

              (K) Revenue Recognition
              -----------------------

              The Company actively seeks applications for cellular phone services through its websites. Applications are submitted for approval to one of two master dealers the Company has contracted with to do business. The agreements with the master dealers call for commissions to be paid once the consumer has received the phone through the mail. The Company records the commission on the sale at the time the phone is delivered to the consumer.

              The Company collects names and addresses of consumer in its effort to build a data base of members to rent to marketers. Such rentals will be recorded at the time a list is provided to a customer. To date the Company has not had any rental income from use of its member list.


NOTE 2        ACCOUNTS RECEIVABLE
------        -------------------

              Accounts receivable at December 31, 2000 consisted of the following:

              Accounts receivable                                   $    47,508
                  Less allowance for doubtful accounts                       --
                                                                   ------------
                                                                    $    47,508
                                                                   ============

              For the year ended December 31, 2000, the Company did not record a provision for doubtful accounts. Approximately 68% of accounts receivable is due from a related party (See Note 9).

                         CYBERADS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000
                             -----------------------


NOTE 3        PROPERTY AND EQUIPMENT
------        ----------------------

              Property and equipment at December 31, 2000 consisted of the following:
              Office equipment                                                                   $            6,273
                  Less accumulated depreciation                                                              (1,255)
                                                                                                 ------------------
                                                                                                 $            5,018
                                                                                                 ==================

              Depreciation expense for the period ended December 31, 2000 was $1,255.

NOTE 4        LOAN PAYABLE - RELATED PARTY
------        ----------------------------

              The following schedule reflects loans payable at December 31, 2000:

              Loan  payable  to a  corporation  owned  by an  officer  of the  Company,          $           67,529
                non-interest bearing, due on demand, unsecured                                   ==================

NOTE 5        STOCKHOLDERS' DEFICIENCY
------        ------------------------

              (A) Common Stock
              ----------------

              In April 2000, the Company authorized 100,000 shares of common stock at $0.001 par value to be issued in one or more series with such rights, preferences and restrictions as determined by the Board of Directors at the time of authorization of issuance. In June 2000, the Company increased its authorized shares of common stock from 100,000 to 20,000,000. At December 31, 2000 there were 13,235,000 shares issued and outstanding. Stock certificates for 8,135,000 shares were not physically issued until March 26, 2001, but such shares were effectively issued at December 31, 2000.

              (B) Stock Issued for Cash
              -------------------------

              During the period from April 12, 2000 (inception) to December 31, 2000, the Company issued 410,000 shares of common stock for an aggregate of $365,055 (net of offering costs of $44,945), or an average of $1.00 per share before offering costs. Certificates for these shares were not yet physically issued at December 31, 2000 (See Note 5(A)).

              (C) Stock Issued for Services
              -----------------------------

              In April 2000, the Company issued 5,025,000 shares of common stock to its founders for $5,025. A subscription receivable for $5,025 has been recorded at December 31, 2000. Certificates for 225,000 of the 5,025,000 shares were not yet physically issued at December 31, 2000 (See Note 5(A)).

                         CYBERADS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000
                             -----------------------


              In June 2000, the Company issued 300,000 shares of common stock, valued at the fair market value on the grant date based on the concurrent cash offering price, for consulting fees due to the Company's financial advisor of $300,000 (See Note 7).

              (D) Stock Issued in Acquisition
              -------------------------------

              In December 2000, the Company authorized the issuance of 7,500,000 shares of common stock to acquire all the outstanding shares of IDS Cellular, Inc. (See Note 6). Certificates for these shares were not yet physically issued at December 31, 2000 (See Note 5(A)).

              (E) Common Stock Options
              ------------------------

              During 2000, the Company granted stock options to certain employees. The Company applies APB Opinion No. 25 and related interpretations in accounting for stock options issued to employees. Accordingly, no compensation cost has been recognized for options issued as of December 31, 2000. Had compensation cost been determined based on the fair market value at the grant date, consistent with SFAS 123, the Company's net loss for the year ended December 31, 2000 would have been increased to the pro-forma amount indicated below.

              Net Loss                             As Reported                       $     (613,055)
                                                   Pro Forma                               (631,055)
              Net Loss Per Share                   As Reported                                (0.11)
                                                   Pro Forma                                  (0.11)

              The effect of applying Statement No. 123 is not likely to be representative of the effects on reported net loss for future years due to, among other things, the effects of vesting. A summary of the stock options issued under the employment and consulting agreements as of December 31, 2000 is presented below:

                                                                               Number of           Weighted Average
                                                                                Options             Exercise Price
                                                                                -------             --------------
              Stock Options
              -------------
                Balance, April 12, 2000 (inception)                                      --      $                 --
                Granted                                                             300,000      $               1.00
                Exercised                                                                --                        --
                Forfeited                                                                --                        --
                                                                           ----------------      --------------------
                Balance, December 31, 2000                                          300,000      $               1.00
                                                                           ================      ====================

              Weighted average fair value of options granted during
                the period                                                                       $                .06
                                                                                                 ====================

                         CYBERADS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000
                             -----------------------


              The following table summarizes information about stock options outstanding at December 31, 2000:

                                    Options Outstanding                                   Options Exercisable
                ------------------------------------------------------------------  -------------------------------
                                                     Weighted
                                    Number           Average           Weighted        Number           Weighted
                Range Of         Outstanding         Remaining          Average      Exercisable        Average
                Exercise         At December        Contractual        Exercise      At December        Exercise
                  Price            31, 2000             Life             Price        31, 2000           Price
                -----------     ---------------    ---------------    ------------  --------------    -------------
                $      1.00             300,000         8.5 Months    $       1.00         300,000    $        1.00
                ===========     ===============    ===============    ============  ==============    =============

              (F) Common Stock Warrants
              -------------------------

              During 2000, the Company issued 50,000 warrants at an exercise price of $1.00 per share as consideration for assistance with the sale of the Company's stock (See Note 7). The Company accounts for the warrants under APB 25. Accordingly, no direct offering costs or compensation expenses were recognized.

              (G) In-Kind Contribution
              ------------------------

              During 2000, a company owned by the Chief Executive Officer provided office space and utilities to the Company. The Company was not required to pay for its use of the facilities. The Company has recorded $13,175 of expenses for these contributed items with an offsetting increase in additional paid-in capital. Management estimated the value of the contributed items. The Company is currently negotiating a lease for facilities with an unrelated party.

NOTE 6        BUSINESS COMBINATION
------        --------------------

              Effective December 31, 2000, the Company acquired IDS Cellular, Inc. by issuing 7,500,000 shares of its common stock for all of the outstanding common stock of IDS Cellular. The merger has been accounted for as a business combination of entities under common control because both entities had common ownership interests, and accordingly, the consolidated financial statements have been prepared to include the combined results of operations, financial position and cash flows of the Company and its subsidiaries for the entire period presented. The following information presents certain income statement data of the entities indicated below for the period preceding the merger.

                         CYBERADS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000
                             -----------------------

                                                                                              2000
                                                                                      ------------------
              Net Sales
                CyberAds and NetAds                                                   $               40
                IDS Cellular (See Note 9)                                                         47,508
                                                                                      ------------------
                                                                                      $           47,548
                                                                                      ==================

              Net Income (Loss)
                CyberAds and NetAds                                                   $         (621,434)
                IDS Cellular                                                                       8,379
                                                                                      ------------------
                                                                                      $         (613,055)
                                                                                      ==================

              There were no material transactions between CyberAds and IDS Cellular prior to the merger. The effects of conforming IDS Cellular accounting policies to those of Cyber Ads were not material.

NOTE 7        COMMITMENTS
------        -----------

              Consulting Agreements
              ---------------------

              On June 2, 2000, the Company entered into a one-year agreement with a consultant to provide strategic planning services. The agreement calls for the consultant to receive 300,000 shares of fully vested and nonforfeitable common stock as well as annual compensation of $24,000. The agreement expires on June 2, 2001. The 300,000 shares were issued in 2000 and valued for financial accounting purposes at $300,000, the fair market value of the common stock on the grant date based on concurrent cash offerings (See Note 5(C)). Consulting expense of $150,000 was recognized as of December 31, 2000 and $150,000 is reflected as a deferred consulting expense component of equity.

              On June 7, 2000, the Company entered into an agreement with an officer of the Company whereby the officer will receive as a commission 10% of all monies raised by him in the sale of the Company's stock. In addition, the consultant received warrants to purchase 50,000 shares at $1.00 (See Note 5(F)). Since the individual is an employee, the warrants are accounted for under APB 25 and no compensation expense was recognized for the period ended December 31, 2000.

              On September 1, 2000, the Company entered into agreements with two officers of the Company whereby each officer will receive as a commission 10% of all monies raised by him in the sale of the Company's stock.

              On September 1, 2000, the Company entered into five one-year agreements with employee/consultants to perform the marketing,

                         CYBERADS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000
                             -----------------------


              website development, and management of the Company. Four of these consultants are officers of the Company and include all three members of the Board of Directors. The agreements call for an aggregate of $282,000 to be paid annually. In addition, each consultant received an option to purchase 50,000 shares for an aggregate of 250,000 options of the Company's stock at $1.00. The options are due to expire September 1, 2001.

              Effective November 1, 2000, the Company entered into a one-year agreement with an individual who is an officer of the Company. The agreement calls for the individual to perform duties relating to the management and organization of the Company. The agreement calls for $42,000 to be paid annually. In addition the officer received an option to purchase 50,000 shares of the Company's stock at $1.00. The options are due to expire November 1, 2001.

              Rental Agreements
              -----------------

              The Company currently occupies approximately 1,300 square feet of office space from International Dialing Services, Inc. (an affiliated company) for its executive headquarters. The offices are located in Boca Raton, Florida. There is no written agreement for use of the space, however, the Company accrued approximately $975 per month or $8,300 for 8.5 months during the year ended December 31, 2000 for this space.

              The Company entered into a lease agreement for additional space from International Dialing Services, Inc. commencing in April 2001 and ending in April 2002. Monthly rental under this agreement is $1,500.

              Minimal rental obligations for the next two years are as follows:

                     2001            $ 25,200
                     2002              17,700
                                    ---------
                     Total           $ 42,900
                                    =========

NOTE 8        INCOME TAXES
------        ------------

              Income tax expense (benefit) for the period ended December 31, 2000 is summarized as follows:

              Current:
                Federal                                                                              $            --
                State                                                                                             --
                Deferred-Federal and State                                                                        --
                Change in Valuation Allowance                                                                     --
                                                                                                     ---------------
              Income tax expense (benefit)                                                           $            --
                                                                                                     ===============

                                      F-13

                         CYBERADS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000
                             -----------------------

              The Company's tax expense differs from the "expected" tax expense for the period ended December 31, 2000 as follows:

              U.S. Income tax provision (benefit)                                                    $       (208,400)
              Effect of net operating loss carryforward                                                       208,400
                                                                                                     ----------------
                                                                                                     $             --
                                                                                                     ================

              The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2000 are as follows:

              Deferred tax assets:
                Net operating loss carryforward                                                       $       208,400
                                                                                                      ---------------
                   Total gross deferred tax assets                                                            208,400
                Less valuation allowance                                                                     (208,400)
                                                                                                      ---------------
                                                                                                      $            --
                                                                                                      ===============

              At December 31, 2000, the Company had net operating loss carryforwards of approximately $613,000, for U.S. Federal Income Tax purposes available to offset future taxable income expiring in 2020.

              The net change in the valuation allowance during the period ended December 31, 2000 was an increase of $208,400.

NOTE 9        RELATED PARTIES
------        ---------------

              The Company has consulting agreements with each of the Company's five officers, which includes the three members of the Board of Directors. See Notes 2, 4, 5, and 7 for additional related party disclosures.

              During 2000, the Company received more than half of its revenue from a company that is 49% owned by two individuals who are director/officers of the Company.

NOTE 10       GOING CONCERN
-------       -------------

              As reflected in the accompanying financial statements, the Company's current period loss, working capital deficiency, and stockholders' deficiency of $613,055, $88,843, and $83,825, respectively, along with a cash flow deficiency from operations of $309,420, raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                         CYBERADS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000
                             -----------------------


              The Company anticipates losses from operations of approximately $350,000 for the year ending December 31, 2001. The Company's cash deficit for the next twelve months is expected to be between $325,000 and $350,000. The Company plans to raise funds through loans from related parties, the establishment of a bridge loan from third parties, and private placements of common stock for cash. The Company is of the opinion that the cash generated from their resources will be sufficient to provide adequate liquidity and capital resources.

              The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. Management believes that when it accomplishes the steps outlined above that the Company would have sufficient liquidity to remain viable for at least twelve months following the date of these financial statements.

NOTE 11       SUBSEQUENT EVENT
-------       ----------------

              Private Placement and Other Stock Issuances
              -------------------------------------------

              During the period January 1, 2001 through February 12, 2001, the Company sold 59,777 common shares for an aggregate of $53,800 (net of offering costs of $5,977), or an average of $1.00 per share before offering costs.

NOTE 12       SEGMENT INFORMATION
-------       -------------------

              The Company operates in two business segments, internet database services and cellular phone applications . The following is a summary of the Company's segment information for the period ended December 31, 2000:


                                                            Internet
                                                            Database             Cellular Phone
                                                            Services              Applications             Total
                                                        ------------------     ------------------     ---------------
              Revenues                                  $             40       $         47,508       $      47,548
              Segment profit (loss)                             (621,434)                 8,379            (613,055)
              Total assets                                        24,380                 87,508             111,888
              Additions to long-lived assets                       6,273                     --               6,273
              Depreciation and amortization                        1,255                     --               1,255

                         CYBERADS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000
                             -----------------------




              The Company operates the cellular phone segment through it's wholly owned subsidiary IDS Cellular, Inc. ("IDS"). IDS receives its revenues from processing applications for cellular phone services to one of two master dealers. The Company operates it's internet database services through NetAds of South Florida, Inc., a wholly owned subsidiary and its own facilities. The revenues for this segment will come from rental of its database primarily to direct marketing organizations.

              During 2000, the Company recorded sales to two customers in the amounts of $32,240 and $15,268, respectfully, which exceeded 10% of total sales. Sales for these customers were recorded in the cellular phone segment.

                         CYBERADS, INC. AND SUBSIDIARIES
                   UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001

                         CYBERADS, INC. AND SUBSIDIARIES


                                    CONTENTS






PAGE                F-17        UNAUDITED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2001

PAGES             F-18-F-19     UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE
                                AND SIX MONTHS ENDED JUNE 30, 2001

PAGE                F-20        UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE
                                SIX MONTHS ENDED JUNE 30, 2001

PAGES             F-21-F-23     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF
                                JUNE 30, 2001


                         CYBERADS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                      AS OF
                                      -----

                                                                                          June 30, 2001
                                                                                          -------------
                                                                                            (Unaudited)
                                     ASSETS
                                     ------

CURRENT ASSETS
      Cash                                                                                    $  91,526
      Accounts receivable                                                                       522,940
      Prepaid expenses                                                                           13,415
                                                                                             ----------
             Total Current Assets                                                               627,881

PROPERTY AND EQUIPMENT - NET                                                                      4,390
                                                                                             ----------

TOTAL ASSETS                                                                                  $ 632,271
------------                                                                                 ==========



                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                    ----------------------------------------

CURRENT LIABILITIES
      Accounts payable and accrued expenses                                                   $ 326,142
      Related party accounts payable                                                            107,000

      Loan payable                                                                               78,120

      Loan payable - related party                                                              261,229
                                                                                             ----------

             Total Current Liabilities                                                          772,491



STOCKHOLDERS' DEFICIENCY
      Common stock, $.001 par value, 50,000,000 shares authorized,                               13,295
         13,294,777 shares issued and outstanding

      Additional paid-in capital                                                                805,940

      Accumulated deficit                                                                      (954,430)
                                                                                             ----------

                                                                                               (135,195)



      Less subscriptions receivable                                                              (5,025)

                                                                                             ----------

             Total Stockholders' Deficiency                                                    (140,220)
                                                                                             ----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                                                $ 632,271
----------------------------------------------                                               ==========


                         CYBERADS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                     FOR THE
                                     -------

                                                                     Six months
                                                                        Ended
                                                                    June 30, 2001
                                                                    -------------
                                                                     (Unaudited)
REVENUES                                                              $ 939,748
                                                                     ----------

EXPENSES
      Advertising                                                         8,726
      Cash and prize winners                                                  -
      Commissions                                                       573,283
      Consulting fees                                                   198,750
      Depreciation                                                          628
      Payroll expenses                                                  287,908
      Postage and shipping                                                3,714
      Professional fees                                                  48,696
      Web development and access fees                                    32,131
      Other operating expenses                                          127,287
                                                                     ----------
             Total Expenses                                           1,281,123
                                                                     ----------

NET INCOME / (LOSS)                                                  $ (341,375)
-------------------                                                  ==========



BASIC NET LOSS PER COMMON SHARE AND EQUIVALENTS -                       $ (0.03)
                                                                     ==========

WEIGHTED AVERAGE SHARES OUTSTANDING DURING THE
      PERIOD - BASIC                                                 13,293,126
                                                                     ==========

                         CYBERADS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                     FOR THE
                                     -------

                                                                                           Three months
                                                                                               Ended
                                                                                           June 30, 2001
                                                                                           -------------
                                                                                            (Unaudited)
REVENUES                                                                                   $    517,100
                                                                                           ------------

EXPENSES
      Advertising                                                                                 3,021
      Cash and prize winners                                                                         --
      Commissions                                                                               317,675
      Consulting fees                                                                            93,300
      Depreciation                                                                                  314
      Payroll expenses                                                                          201,465
      Postage and shipping                                                                        2,602
      Professional fees                                                                          18,696
      Web development and access fees                                                            14,371
      Other operating expenses                                                                   77,779
                                                                                           ------------
             Total Expenses                                                                     729,223
                                                                                           ------------

NET (LOSS)                                                                                 $   (212,123)
----------                                                                                 ============


BASIC NET LOSS PER COMMON SHARE AND EQUIVALENTS -                                          $      (0.02)
                                                                                           ============

WEIGHTED AVERAGE SHARES OUTSTANDING DURING THE
      PERIOD - BASIC                                                                         13,294,777
                                                                                           ============


                         CYBERADS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                     FOR THE
                                     -------
                                                                                                Six months
                                                                                                   Ended
                                                                                                   -----
                                                                                               June 30, 2001
                                                                                               -------------
                                                                                                (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net (loss)                                                                                $ (341,375)
      Adjustments to reconcile net income / (loss) to net cash
             used in operating activities:
      Depreciation                                                                                     628
      Stock issued for services                                                                    150,000
      In-kind contribution of services                                                               9,300
      Increase in accounts receivable                                                             (475,432)
      Increase in prepaid expenses                                                                  (3,415)
      Increase in accounts payable and accrued expenses                                            278,458
      Increase in related party accounts payable                                                    26,500
                                                                                               -----------
             Net Cash Used in Operating Activities                                                (355,336)
                                                                                               -----------

CASH FLOWS FROM INVESTING ACTIVITIES
      Purchases of property and equipment                                                               --
                                                                                               -----------
             Net cash utilized in Investing activities                                                  --
                                                                                               -----------

CASH FLOWS FROM FINANCING ACTIVITIES

      Proceeds from loans payable                                                                   78,120
      Proceeds from issuance of common stock options                                                71,880

      Increase in loans payable related parties                                                    193,700
      Proceeds from issuance of common stock, net of offering costs                                 53,800
                                                                                               -----------
             Net cash Provided by Financing activities                                             397,500
                                                                                               -----------

NET (DECREASE) / INCREASE IN CASH                                                                   42,164
---------------------------------

CASH, BEGINNING OF PERIOD                                                                           49,362
-------------------------                                                                      -----------

CASH, END OF PERIOD                                                                               $ 91,526
-------------------                                                                            ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
----------------------------------------------------------------------

In June 2001, The Company issued 300,000 options to Four Star Financial
      Services in connection with the credit facility they provided. The Company accounted for this transaction as a deferred loan cost with a value of $138,000.

                         CYBERADS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001
                               -------------------


NOTE 1   OPERATIONS OF THE COMPANY
------   -------------------------

         The Company began operations during the fourth quarter of the year ended December 31, 2000. Accordingly, the Consolidated Statements of Operations and Cash Flows have not been presented on a comparative basis.

NOTE 2   FINANCIAL STATEMENT PRESENTATION
------   --------------------------------

         All adjustments, which in the opinion of management are necessary in order to make the financial statements not misleading, have been included.

NOTE 3   EARNINGS PER SHARE
------   ------------------

         The Company has reported only basic earnings per share for the six month and three month periods included in these financial statements. The diluted earnings per share have not been reported, as this would reflect an anti-dilutive effect on this calculation.

NOTE 4   LOAN PAYABLE
------   ------------

         The Company entered into a short-term credit facility with Four Star Financial Services, LLC ("Four Star") that provides up to $150,000. The credit facility carries a nominal interest rate of 33% per annum (and an effective interest rate of 216%) and matures on December 17, 2001. The Company granted Four Star options to purchase 300,000 shares of the Company's common stock at an exercise price of $0.50. These options expire on June 22, 2006. The Company has recorded deferred interest in connection with this loan of $71,880 in connection with these options that will be amortized over the six-month period ending December 2001 at a rate of $12,000 per month.

                         CYBERADS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001
                               -------------------

NOTE 5   SEGMENT INFORMATION
------   -------------------

         The Company operates in two business segments, internet database services and cellular phone applications. The following is a summary of the Company's segment information for the period ended June 30, 2001:

        --------------------------------------------------- -------------- ---------------- ---------------
                                                            Internet          Cellular
                                                            Database            Phone
                                                            Services         Application         Total
        --------------------------------------------------- -------------- ---------------- ---------------
        Revenues                                            $            0     $    939,748    $    939,748
        --------------------------------------------------- -------------- ---------------- ---------------
        Segment (loss)                                            ( 41,131)        (300,244)       (341,375)
        --------------------------------------------------- -------------- ---------------- ---------------
        Total assets                                                24,380          607,891         632,271
        --------------------------------------------------- -------------- ---------------- ---------------
        Additions to long-lived assets                                   0                0               0
        --------------------------------------------------- -------------- ---------------- ---------------
        Depreciation and amortization                                  628                0             628
        --------------------------------------------------- -------------- ---------------- ---------------

The Company operates the cellular phone segment through its wholly owned subsidiary IDS Cellular, Inc. ("IDS"). IDS receives its revenues from processing applications for cellular phone services to one of several master dealers. The Company operates its internet database services through Netads of South Florida, Inc., a wholly owned subsidiary. The revenues for this segment will come from the rental of its database primarily to direct marketing organizations.

NOTE 6   GOING CONCERN
------   -------------

         As reflected in the accompanying financial statements, the Company's current period loss, working capital deficiency, and stockholders' deficiency of $341,375, $216,490 and $212,100, respectively, along with a cash flow deficiency from operations of $355,336, raised substantial doubts about its ability to continue as a going concern.

         The Company will be instituting several steps during the third and fourth quarters of this year that are expected to provide the additional cash infusion that will be required to fund operations during the next 12 months. These steps include the following: 1) Sign contracts directly with cellular providers whereby the Company will not have to go through a master dealer. This would speed-up cash receipts from billings by 7 to 10 days per invoice because currently the Company does not receive payment from the master dealer until the funds clear the master dealer's account. 2) The Company will attempt to establish a credit facility with a lender (bank or factor) and borrow against its bonafide receivables. This relationship will be pursued after the Company achieves step 1. 3) The Company

                         CYBERADS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001
                               -------------------


         intends to make secondary sales of stock to the public after the effective date of the Company's selling shareholder registration statement.

         The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. Management believes that when it accomplishes the steps outlined above that the Company would have sufficient liquidity to remain viable for at least 12 months following the date of these financial statements.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

              TABLE OF CONTENTS

                                              Page
                                              ----

Available Information........................
Prospectus Summary...........................
Risk Factors.................................
Capitalization...............................                469,777 SHARES
Use of Proceeds..............................
Price Range of Common Stock                                  CYBERADS, INC.
  and Dividend Policy........................
Forward-Looking Statements...................
Management's Discussion and
  Analysis or  Plan of Operation.............
Business.....................................
Management...................................                  PROSPECTUS
Executive Compensation.......................                  ----------
Certain Transactions.........................
Principal Shareholders.......................
Description of Securities....................
Selling Security holders.....................            ________________, 2001
Plan of Distribution ........................
Shares Eligible for Future Sale..............
Legal Matters................................
Experts......................................
Additional Information.......................
Financial Statements.........................

         UNTIL _________, 2001 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRI BUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART TWO

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Florida Business Corporation Act (the "Corporation Act") permits the indemnification of directors, employees, officers and agents of Florida corporations. The Company's Articles of Incorporation (the "Articles") and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Corporation Act.

         The provisions of the Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for the best interests of the Company in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws.

         The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses payable by the Company in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee.................................................     $     120
Legal Fees and Expenses*........................................................        10,000
Accounting Fees and Expenses*...................................................         9,500
Financial Printing*.............................................................         3,000
Transfer Agent Fees*............................................................         1,250
Blue Sky Fees and Expenses*.....................................................           750
Miscellaneous*..................................................................         1,000
          TOTAL.................................................................     $  25,620
* Estimated

None of the foregoing expenses are being paid by the selling security holders.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         In April 2000, we issued an aggregate of 5,025,000 shares to 8 founders and initial officers and directors of our company. These shares were issued at $.001 per share. The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. Our founders had access to information concerning our company and had the opportunity to ask questions about our company. In addition, the shares issued contain a legend restricting their transferability absent registration or an available exemption.

         Between March 2000 and February 2001 we sold 469,777 shares of our common stock to 29 accredited investors at $1.00 per share. We raised proceeds of $418,855, net of offering costs of $50,922. The issuance of these shares was made under Regulation D Rule 506 of the Securities Act of 1933. All investors received information, and had the opportunity to ask questions about our company. These investors purchased the shares for investment purposes and the shares they received were marked with the appropriate restrictive legend.

         In June 2000, we issued 300,000 shares of our common stock, valued at fair market based on the concurrent private placement, for consulting services due to a financial advisor of $300,000. The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. Our founders had access to information concerning our company and had the opportunity to ask questions about our company. In addition, the shares issued contain a legend restricting their transferability absent registration or an available exemption.

         Between September 2000 and November 2000 we issued an options to purchase an aggregate of 300,000 shares of our common stock at $1.00 per share. These options were issued to six individuals that serve as officers, consultants and employees to our company. The shares issued contain a legend restricting their transferability absent registration or an available exemption. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

         In a stock purchase agreement dated December 31, 2000, we purchase all of the issued and outstanding shares of IDS Cellular from three shareholders of IDS Cellular in exchange for 7,500,000 shares of our common stock. The shareholders of IDS Cellular, Lawrence Levinson, Robert Kline and Barry Garlin, also serve as our executive officers and directors. The shares issued contain a legend restricting their transferability absent registration or an available exemption. This stock purchase was exempt from registration pursuant to Section 4(2) of the Securities Act.

         On June 22, 2001, we issued Four Star Financial Services, LLC an option to acquire 300,000 shares of our common stock. The underlying shares of common stock are exercisable at $.50 per share until June 22, 2006. The underlying shares contain demand registration rights. The option was issued in connection with a loan provided by Four Star Financial Services, LLC. The option issued contains a legend restricting its transferability absent registration or available exemption. The option was issued under the exemption from registration pursuant to Section 4(2) of the Securities Act. Four Star Financial Services, LLC had access to information concerning our company and had the opportunity to ask questions about our company.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.                         Description of Document
-----------                         -----------------------
         2.2         Stock Purchase Agreement with IDS Cellular and its shareholders(1)
         3.1(a)      Articles of Incorporation(1)
         3.1(b)      Articles of Amendment(1)
         3.2         Bylaws(1)
         4.0         Form of Stock Certificate(1)
         4.1         Loan Agreement with Four Star Financial Services, LLC(1)
         4.2         Loan Agreement with Levinson(1)
         5.0         Opinion and Consent of Atlas Pearlman, P.A.(1)
         10.1        Employment/Consulting Agreement with Levinson(1)
         10.2        Agreements with American Cellular, Inc. and GT Global Communications, Inc.
                     (previously filed as Exhibit No. 2.1)(1)
         10.3        Agreement with Triton PCS(1)
         10.4        Agreement with Regal Marketing International(1)
         10.5        Lease Agreement with Dettman Fleming(1)
         10.6        Agreement with Beck Management, Inc.(1)
         21.0        Subsidiaries of Registrant(1)
         23.1        Consent of Atlas Pearlman, P.A. (see Exhibit 5)(1)
         23.2        Consent of Weinberg & Company, P.A., independent auditors(2)
---------------
         (1)         Previously filed
         (2)         Filed herein

ITEM 28.  UNDERTAKINGS

         The undersigned Registrant undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida on October 26, 2001.



                                                     CYBERADS, INC.


                                                     By:  /s/ Lawrence Levinson
                                                        ------------------------
                                                     Lawrence Levinson
                                                     Chairman, Chief Executive
                                                     Officer, Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                                 TITLE                                      DATE
        ---------                                 -----                                      ----

/s/ Lawrence Levinson                       Chairman of the Board, Chief                October 26, 2001
------------------------------------        Executive Officer
Lawrence Levinson



/s/ Robert B. Kline                         President, Principal                        October 26, 2001
------------------------------------        Accounting Officer, Treasurer
Robert B. Kline                             Director




/s/ Barry Garlin                            Senior Vice President, Director             October 26, 2001
------------------------------------
Barry Garlin



/s/ Michael Magno                           Secretary                                   October 26, 2001
------------------------------------
Michael Magno